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                                                                     Exhibit 5.1


                    {Letterhead of Schulte Roth & Zabel LLP}




                                                 January 12, 2001


NCT Funding Company, L.L.C, as Depositor
650 CIT Drive
Livingston, New Jersey 07039

Dear Sirs:

                  We have acted as special counsel to you (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the receivable-backed notes (the "Notes") described in the prospectus and prospectus supplement which form a part of the Registration Statement. Each series of Notes will be issued pursuant to an indenture (the "Indenture"), substantially in the form filed as Exhibit 4.3 to the Registration Statement, between the trust (the "Trust") formed pursuant to the trust agreement, substantially in the form filed as Exhibit 4.1 to the Registration Statement (the "Trust Agreement"), and the indenture trustee named in the related prospectus supplement. Certain rights of the holders of the Notes will be governed by a pooling and servicing agreement (the "Pooling and Servicing Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement.

                  In connection with this opinion, we have examined signed copies of the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.










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NCT Funding Company, L.L.C.
January 12, 2001
Page 2

                  As to all matters of fact, we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Company and others.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

                  We have also assumed, with respect to the Trust Agreement, the Indenture, and the Pooling and Servicing Agreement (collectively, the "Basic Documents"), that: (a) each of the Basic Documents will be duly executed and delivered by each of the parties thereto prior to the issuance of any of the Notes thereunder; (b) at the time of such execution, each party to the Basic Documents other than the Company will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under each of the Basic Documents; (c) the execution and delivery of the Basic Documents and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party other than the Company; (d) the Basic Documents will be the legal, valid and binding obligation of each such party, other than the Company, and will be enforceable against each such party, other than the Company, in accordance with its terms; and (e) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant conditions of the Basic Documents or (ii) any set of facts or circumstances relating to the Basic Documents.

                  We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United
States of America.

                  Based upon the foregoing, we are of the opinion that when each of the Basic Documents, each in substantially the form presented to us, has been duly authorized by all necessary action and has been duly executed and delivered, upon the issuance, authentication and delivery of the Notes in accordance with the terms of the Pooling and Servicing Agreement and the Indenture against payment therefor as contemplated by the related prospectus and prospectus supplement, the Notes will constitute valid and binding obligations of the Trust, enforceable in accordance with their terms subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and will be entitled to the benefits of the Basic Documents.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of









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NCT Funding Company, L.L.C.
January 12, 2001
Page 3

persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                    Very truly yours,


                                                    /s/ Schulte Roth & Zabel LLP